As Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252045

Calculation of Registration Fee

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	$150,000,000	$16,365

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	The filing fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act, and relates to the Registration Statement on Form S-3ASR (File No. 333-252045) filed by the registrant on January 12, 2021.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 12, 2021)

Up to $150,000,000

Common Stock

We have entered into a sales agreement, or Sales Agreement, with SVB Leerink LLC and Cantor Fitzgerald & Co., each a sales agent and, collectively, the sales agents, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through the sales agents.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PRVB.” On February 25, 2021, the last reported sale price of our common stock as reported on the Nasdaq Global Select Market was $12.83 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of the Sales Agreement, the sales agents are not required to sell any specific number or dollar amount of securities, but will act as sales agents using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with normal trading and sales practices, on mutually agreed terms between the sales agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Each sales agent will be entitled to compensation at a commission rate of 3.0% of the aggregate gross sales price per share sold by it under the Sales Agreement. In connection with the sale of our common stock on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Please read the information under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and under similar headings in the documents incorporated by reference into this prospectus supplement before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SVB Leerink	Cantor

February 26, 2021

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, “Provention,” “we,” “us,” “our” or “ours” refer to Provention Bio, Inc., a Delaware corporation.

All trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus, including all documents incorporated herein and therein by reference, together with the additional information described under “Where You Can Find More Information” herein and in the accompanying prospectus before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may provide to you in connection with this offering. We have not, and the sales agents have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement may add to, update or change the information in the accompanying prospectus or the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein and therein, this prospectus supplement will apply and will supersede that information in the accompanying prospectus or the documents incorporated by reference herein and therein.

S-1

SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the section titled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated by reference herein and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement before investing in our common stock.

Company Overview

We are a clinical stage biopharmaceutical company, focused on the development and commercialization of novel therapeutics and innovative approaches aimed at intercepting and preventing immune-mediated diseases. Since our inception, we have devoted substantially all of our efforts to business planning, research and development, pre-commercial activities, recruiting management and technical staff, acquiring operating assets, partnering and raising capital. Our business is subject to significant risks and uncertainties, and we will be dependent on raising substantial additional capital before we become profitable and we may never achieve profitability.

We preferentially source, transform and advance underdeveloped clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the interception and prevention of immune-mediated disease. Our “predict” and “preempt” therapeutic focus is on identifying product candidates for at-risk individuals and intervening before the targeted disease begins, re-appears, exacerbates or progresses. We believe our experience and expertise in translational medicine, immunology, and the design and execution of rapid go/no-go clinical trials makes us unique in the field of immune-mediated disease.

We have access to relevant in-licensing opportunities from industry-leading pharmaceutical companies; innovative, development-stage biotechnology companies; and world-renowned academic centers. We have obtained exclusive worldwide rights to two product candidates from MacroGenics, Inc., the acquisition of teplizumab, or PRV-031, a Phase 3 clinical-stage candidate for the interception, delay or prevention of type 1 diabetes, or T1D, and the in-license of PRV-3279, a Phase 1 candidate for the potential treatment of systemic lupus erythematosus, or SLE. We also in-licensed an enterovirus vaccine platform, targeting the prevention of Coxsackie Virus B, or CVB, infections and the onset of T1D and celiac disease that includes PRV-101 from Vactech Ltd., a Finnish biotechnology company. Additionally, we in-licensed PRV-015, a Phase 2 clinical-stage candidate from Amgen, Inc. targeting celiac disease.

Corporate Information

We are a Delaware corporation formed on October 4, 2016. Our principal executive offices are located at 55 Broad Street, 2nd Floor, Red Bank, New Jersey 07701. Our phone number is (908) 336-0360 and our web address is http://www.proventionbio.com. Information contained in or accessible through our website is not, and should not be deemed to be, incorporated by reference in, or considered part of, this prospectus supplement.

S-2

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read this prospectus supplement, the accompanying prospectus, and the documents referred to herein and therein.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $150,000,000.

Common stock to be outstanding immediately after this offering	Up to 75,066,086 shares (as more fully described in the notes following this table), assuming sales of 11,691,348 shares of our common stock in this offering at an offering price of $12.83 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on February 25, 2021. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of distribution	“At the market offering” that may be made from time to time through our sales agents, SVB Leerink LLC and Cantor Fitzgerald & Co. See “Plan of Distribution” on page S-10.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, including but not limited to, working capital, capital expenditures, research and development expenditures, clinical trial expenditures and potential commercialization activities. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should read and consider before investing in our common stock.

Nasdaq Global Select Market symbol	“PRVB”

The number of shares of our common stock to be outstanding upon completion of this offering is based on 63,374,738 shares of our common stock outstanding as of February 22, 2021 and excludes the following:

●	9,706,881 shares of our common stock issuable upon the exercise of outstanding stock options issued under the Amended and Restated Provention Bio, Inc. 2017 Equity Incentive Plan, or the 2017 Equity Incentive Plan, as of February 22, 2021 with a weighted average exercise price of $9.26 per share;
●	2,156,852 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan as of February 22, 2021;
●	2,000,000 shares of our common stock reserved for future issuance under the Provention Bio, Inc. 2020 Inducement Plan as of February 22, 2021; and
●	1,704,828 shares of our common stock issuable upon the exercise of outstanding warrants as of February 22, 2021 with a weighted average exercise price of $4.65 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no issuance or exercise of stock options or warrants after February 22, 2021.

S-3

RISK FACTORS

An investment in our common stock involves a high degree of risk, including the risk of a loss of your entire investment. You should carefully consider the following risk factors, as well as the risks described under “Risk Factors” in the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2020 and any risk factors contained in our subsequent filings with the SEC that are incorporated by reference in this prospectus supplement, as well as other information in this prospectus supplement and the documents incorporated by reference herein before deciding whether to invest in our common stock. See “Where You Can Find More Information.” If any such risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference herein as a result of different factors, including the risks we face described below and in the documents incorporated by reference herein. The risks and uncertainties described below and incorporated by reference herein are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial.

Risks Related to this Offering

If you purchase common stock in this offering, you may suffer immediate dilution of your investment.

Because the price per share of our common stock being offered may be substantially higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares being sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $150.0 million at an assumed offering price of $12.83 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on February 25, 2021, and after deducting offering commissions and estimated offering expenses payable by us, investors in this offering will suffer immediate and substantial dilution of $8.06 per share. See “Dilution” for a more detailed discussion of the dilution you may incur if you purchase shares of our common stock in this offering.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

We currently intend to use the net proceeds from this offering for general corporate purposes, including but not limited to, working capital, capital expenditures, research and development expenditures, clinical trial expenditures and potential commercialization activities. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds of this offering, and accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment. See “Use of Proceeds” for further information.

If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We expect that significant additional capital may be needed in the future to continue our planned operations, including commercialization activities, if approved, conducting clinical trials, and expanding research and development activities. To raise capital, we may sell common stock, convertible securities, or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities, or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences, and privileges senior to the holders of our common stock, including shares of common stock sold in this offering.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for stockholders.

S-4

The market price of our common stock has been volatile and can be subject to wide fluctuations in response to various factors, some of which are beyond our control, including the reporting of results of our clinical trials or partner-sponsored clinical trials involving our programs. These factors include those discussed in this “Risk Factors” section of this prospectus supplement, our annual report on Form 10-K, quarterly reports on Form 10-Q and others such as:

●	our commercialization, marketing and manufacturing prospects;

●	our intentions and our ability to establish collaborations and/or partnerships;

●	the timing or likelihood of regulatory filings and approvals;

●	our development, commercialization, marketing and manufacturing capabilities;

●	our expectations regarding the potential market size and the size of the patient populations for our product candidates;

●	the implementation of our business model and strategic plans for our business and technology;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates, along with any product modifications and improvements;

●	estimates of our expenses, future revenue, capital requirements, our needs for additional financing and our ability to obtain additional capital;

●	our financial performance; and

●	developments and projections relating to our competitors and our industry, including competing therapies and procedures.

In addition, the stock markets in general, and the markets for biopharmaceutical and biotechnology stocks in particular, have experienced extreme volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the market price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Shareholders will experience dilution by exercises of outstanding warrants and options.

As of December 31, 2020, there were 1,704,828 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $4.65 per share, and options to purchase an aggregate of up to 9,503,228 shares of our common stock, with a weighted average exercise price of $9.10 per share. The exercise of such warrants and options will result in dilution of your investment. As a result of this dilution, you may receive significantly less than the full purchase price you paid for our common stock in the event of our liquidation.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. If our executive officers, directors or existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline.

S-5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements, which statements involve substantial risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, among other things, statements about:

●	the expectation that we will incur operating losses for the foreseeable future;

●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

●	potential attributes and benefits of our current or future product candidates;

●	our dependence on our product candidates, which are in various stages of clinical development, as supplemented by certain pre-clinical studies for alternative uses;

●	our ability to obtain, or the timeline to obtain, regulatory approval from the FDA, the EMA, and other regulatory authorities for our product candidates, such as the use of PRV-031 in at-risk individuals, including the adequacy of clinical data to support approval, the comparability of our current third party manufacturing process with that of previous manufacturing processes by other companies for PRV-031 and the potential need for a companion diagnostic device;

●	the initiation, cost, timing, progress and results of our current and future clinical trials and regulatory filings;

●	the timing of, and our ability to obtain and maintain, regulatory approvals for our existing or future product candidates;

●	the potential benefits of strategic partnership agreements and our ability to enter into selective strategic partnership agreements;

●	our ability to successfully commercialize our product candidates, including PRV-031 for the use in at-risk individuals, if approved;

●	our intellectual property position, including with respect to our trade secrets and the duration of our patent protection;

●	the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic on our ability to recruit candidates for clinical trials or on other clinical trial activities or to raise capital to support the development and commercialization of our product candidates;

●	our ability to maintain or protect the validity of our licensed patents and other intellectual property;

●	our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources and our need for additional financing; and

●	our anticipated use of proceeds from this offering.

All forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” in this prospectus supplement, the risk factors set forth under the section entitled “Risk Factors” incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2020, and any risk factors contained in our subsequent filings with the SEC that are incorporated by reference in this prospectus supplement. Please reference “Where You Can Find More Information.” These forward-looking statements speak only as of the date of this prospectus supplement. Except to the extent required by applicable laws and regulations of the SEC, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

S-6

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $150.0 million from time to time under this prospectus supplement. Because there is no minimum offering amount required pursuant to the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the sales agents as a source of financing.

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including but not limited to, working capital, capital expenditures, research and development expenditures, clinical trial expenditures and potential commercialization activities.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of regulatory review of our product candidates, the status of and results from clinical trials, as well as any acquisition or licensing of additional technologies, other assets or businesses that we may opportunistically identify or any other strategic investments or opportunities that we may pursue, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

S-7

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Our net tangible book value equals our total tangible assets less our total liabilities. Net tangible book value per share is our net tangible book value divided by the number of shares of common stock outstanding. Our historical net tangible book value as of December 31, 2020 was approximately $110.7 million, or approximately $1.96 per share of common stock.

After giving effect to the sale and issuance of 6,250,000 shares of our common stock in an underwritten public offering completed on January 19, 2021 and the sale and issuance of an additional 587,500 shares of our common stock completed on February 17, 2021 pursuant to a partial exercise of the underwriters’ option to purchase additional shares, resulting in net proceeds to us of approximately $102.3 million, which we refer to as the Public Offering, our pro forma net tangible book value as of December 31, 2020 would have been approximately $213.0 million, or approximately $3.36 per share of common stock.

After giving further effect to the sale and issuance of $150.0 million of shares of our common stock in this offering at an assumed public offering price of $12.83 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on February 25, 2021, and after deducting offering commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2020 would have been approximately $358.1 million, or approximately $4.77 per share of common stock. This represents an immediate increase in net tangible book value of $1.41 per share to our existing stockholders, and an immediate dilution of $8.06 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$12.83
Pro forma net tangible book value per share as of December 31, 2020	$3.36
Increase in pro forma net tangible book value per share as of December 31, 2020 attributable to this offering	$1.41
Pro forma as adjusted net tangible book value per share, after giving effect to this offering		$4.77
Dilution per share to new investors participating in this offering		$8.06

The table above assumes for illustrative purposes that an aggregate of 11,691,348 shares of our common stock are sold at a price of $12.83 per share, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on February 25, 2021, for aggregate gross proceeds of $150.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $12.83 per share shown in the table above, assuming all of our common stock in the aggregate amount of $150.0 million is sold at that price, would increase our pro forma as adjusted net tangible book value per share after this offering by $0.06 per share and would increase the dilution per share to new investors participating in this offering to $9.00 per share, after deducting offering commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $12.83 per share shown in the table above, assuming all of our common stock in the aggregate amount of $150.0 million is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after this offering by $0.06 per share and would decrease the dilution per share to new investors participating in this offering to $7.12 per share, after deducting offering commissions and estimated offering expenses payable by us.

The pro forma as adjusted information above is supplied for illustrative purposes only and will be adjusted based on the actual public offering price and the actual number of shares that we sell in this offering.

S-8

The above discussion and table are based on 56,517,891 shares of common stock outstanding as of December 31, 2020 and excludes the following:

●	9,503,228 shares of our common stock issuable upon the exercise of outstanding stock options issued under the 2017 Equity Incentive Plan as of December 31, 2020 with a weighted average exercise price of $9.10 per share;

●	109,499 shares of our common stock reserved for future issuance under our 2017 Equity Incentive Plan as of December 31, 2020;

●	2,000,000 shares of our common stock reserved for future issuance under the Provention Bio, Inc. 2020 Inducement Plan as of December 31, 2020; and

●	1,704,828 shares of our common stock issuable upon the exercise of outstanding warrants as of December 31, 2020 with a weighted average exercise price of $4.65 per share.

To the extent that options or warrants are exercised, new options are issued under our 2017 Equity Incentive Plan or the Provention Bio, Inc. 2020 Inducement Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-9

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with SVB Leerink LLC and Cantor Fitzgerald & Co., under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $150,000,000 from time to time through SVB Leerink LLC and Cantor Fitzgerald & Co. acting as agents. The Sales Agreement has been filed as an exhibit to a current report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement and the accompanying prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the sales agents may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on the Nasdaq Global Select Market, on any other existing trading market for our common stock, or to or through a market maker. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the sales agents may suspend the offering of common stock upon notice and subject to other conditions.

We will pay the sales agents commissions, in cash, for their services in acting as agents in the sale of our common stock. The sales agents will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the sales agents for certain specified expenses, including the fees and disbursements of their legal counsel, in an amount not to exceed $50,000, plus an additional amount not to exceed $10,000 in connection with any filings made with the Financial Industry Regulatory Agency, Inc., or FINRA. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to the sales agents in connection with this offering. We estimate that the total expenses for the offering, excluding discounts and commissions payable to the sales agents under the terms of the Sales Agreement, will be approximately $0.3 million.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with this offering, will equal our net proceeds for the sale of such shares of our common stock.

Each sales agent will provide written confirmation to us no later than the opening of the trading day on the Nasdaq Global Select Market after each trading day on which common stock is sold through it as sales agent under the Sales Agreement. Each confirmation will include the number or amount of shares sold through it as sales agent on that day, the volume-weighted average price of the shares sold and the net proceeds to us from such sales.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

To the extent any sales are made, we will report at least quarterly the number of shares of our common stock sold through the sales agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of our common stock.

Each sales agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, the sales agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each sales agent (with respect to itself) may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The sales agents and/or their respective affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agents and the sales agents may distribute this prospectus supplement and the accompanying prospectus electronically.

S-10

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Ropes & Gray LLP. Troutman Pepper Hamilton Sanders LLP has acted as counsel for the sales agents in connection with certain legal matters related to this offering.

EXPERTS

The balance sheets of Provention Bio, Inc. as of December 31, 2020 and 2019, and the related statements of comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.proventionbio.com under the “Investors—SEC Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 25, 2021;

●	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on April 8, 2020;

●	our Current Reports on Form 8-K, as filed with the SEC on January 15, 2021 and February 26, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

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●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38552), as filed with the SEC on June 22, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to: Provention Bio, Inc., 55 Broad Street, 2nd Floor, Red Bank, New Jersey 07701 or you may call us at (908) 336-0360.

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PROSPECTUS

PROVENTION BIO, INC.

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

Provention Bio, Inc. or certain selling securityholders may, from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, common stock, preferred stock, debt securities, which may be senior debt securities or subordinated debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of two or more other securities.

We refer to the common stock, preferred stock, debt securities, warrants and units registered hereunder collectively as the “securities” in this prospectus. We will offer our securities in amounts, at prices and on terms determined at the time of the offering of any such security.

The prospectus provides a general description of the securities we or any selling securityholder may offer. The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of common stock, any public offering price; (ii) in the case of preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any public offering price; (iii) in the case of debt securities, the specific terms of such debt securities; (iv) in the case of warrants, the duration, offering price, exercise price and detachability of such warrants; and (v) in the case of units, the constituent securities comprising the units, the offering price and detachability of such units.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “PRVB.” There is currently no market for the other securities we may offer. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk. Please carefully read the information under the heading “Risk Factors” beginning on page 3 of this prospectus, as well as the risk factors appearing in any prospectus supplement, any related free writing prospectus and/or any other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders may offer and sell our securities from time to time. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

The date of this prospectus is January 12, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf process, we or any selling securityholder may, from time to time, offer or sell an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us or any selling securityholder. Each time we or any selling securityholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add to, update or change information contained in the prospectus or in any documents that we have incorporated by reference into this prospectus, and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or the related free writing prospectus.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. The prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any related prospectus supplement or any sale of a security. We do not imply or represent by delivering this prospectus that Provention Bio, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date.

In this prospectus, unless the context otherwise requires, “Provention Bio”, the “Company”, “we”, “us”, “our” and similar names refer to Provention Bio, Inc.

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THE COMPANY

Our Business

We are a clinical stage biopharmaceutical company, focused on the development and commercialization of novel therapeutics and innovative approaches aimed at intercepting and preventing immune-mediated diseases. Since our inception, we have devoted substantially all of our efforts to business planning, research and development, pre-commercial activities, recruiting management and technical staff, acquiring operating assets, partnering and raising capital. Our business is subject to significant risks and uncertainties, and we will be dependent on raising substantial additional capital before we become profitable and we may never achieve profitability.

We preferentially source, reposition, transform and advance underdeveloped or deprioritized clinical-stage, or nearly clinical-stage, therapeutic candidates targeting the interception and prevention of immune-mediated disease. Our “predict” and “preempt” therapeutic development approach focuses on identifying at-risk individuals and intervening before the targeted disease begins, re-appears, exacerbates or progresses. We believe our experience and expertise in translational medicine, immunology, and the design and execution of rapid go/no-go clinical trials makes us unique in the field of immune-mediated disease.

We have access to relevant in-licensing opportunities from industry-leading pharmaceutical companies; innovative, development-stage biotechnology companies; and world-renowned academic centers. We have obtained exclusive worldwide rights to two product candidates from MacroGenics, Inc., the acquisition of a Phase 3 clinical-stage candidate for the interception, delay or prevention of type 1 diabetes (T1D) and the in-license of a Phase 1 candidate for the potential treatment of systemic lupus erythematosus (SLE). We also in-licensed an enterovirus vaccine platform, targeting the prevention of Coxsackie Virus B (CVB) infections and the onset of T1D and celiac disease, from Vactech Ltd., a Finnish biotechnology company. We in-licensed a Phase 2 clinical-stage candidate from Amgen, Inc. targeting celiac disease. Lastly, we in-licensed a Phase 2 clinical-stage candidate from an affiliated entity of Janssen Pharmaceuticals, Inc., which is a small molecule targeting an upstream pathological mechanism and believed to drive Crohn’s disease.

Corporate Information

We are a Delaware corporation formed on October 4, 2016. Our principal executive offices are located at 55 Broad Street, Red Bank, New Jersey 07701 and our telephone number is (908) 336-0360. We maintain an Internet website at www.proventionbio.com. We have not incorporated the information on our website by reference into this prospectus, and you should not consider it to be a part of this prospectus.

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RISK FACTORS

An investment in any of the securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below titled “Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any information incorporated by reference into this prospectus or such prospectus supplement may contain certain “forward-looking statements.” You can generally identify these forward-looking statements by forward-looking words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “could,” “continue,” “ongoing,” “predict,” “potential,” “likely,” “seek” and other similar expressions, as well as variations or negatives of these words. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, the timing, progress and success of our ongoing and planned clinical trials, the expected timing of regulatory review of our product candidates and our ability to finance contemplated development activities and fund operations for a specified period of time.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements we make. In particular, you should consider the numerous risks described in the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto, as updated by our subsequent filings under the Exchange Act, and the risk factors contained in any applicable prospectus supplement or free writing prospectus. See “Where You Can Find More Information.”

As a result of these and other factors, we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements contained in this prospectus reflect our views as of the date hereof. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we authorize for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes.

The specific allocations of the proceeds we receive from the sale of our securities and any material amounts of other funds necessary to accomplish the specified purposes for which the proceeds are to be obtained will be described in the applicable prospectus supplement.

If a prospectus supplement includes an offering of securities by selling securityholders, we will not receive any proceeds from such sales.

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GENERAL DESCRIPTION OF SECURITIES WE MAY SELL

We or any selling securityholder may offer shares of our common stock and preferred stock, various series of senior and subordinated debt securities and warrants to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, in amounts, at prices and on terms to be determined by market conditions at the time of offering. Each time we or any selling securityholder offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	conversion or exchange prices or rates, if any, and if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We or any selling securityholder may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any option to purchase additional securities granted to them, and net proceeds to us.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material rights of our capital stock and related provisions of our certificate of incorporation and bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our second amended and restated certificate of incorporation, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 125,000,000 shares, each with a par value of $0.0001 per share, including 100,000,000 shares of common stock and 25,000,000 shares of preferred stock.

As of November 2, 2020, we had 56,487,891 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Voting Rights. Each share of common stock has one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation. Because our bylaws provide for plurality voting for the election of directors, a director may be elected even if less than a majority of the votes cast are in favor of such election.

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Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of common stock will be entitled to share equally, on a per share basis, in any dividends that our board of directors may determine to issue from time to time.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or winding-up, the holders of common stock will be entitled to share equally, on a per share basis, all assets remaining after the payment of any debts and other liabilities and the liquidation preferences on any outstanding shares of preferred stock.

Conversion. Our common stock is not convertible into any other shares of our capital stock.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuers Solutions, Inc. Its address is 51 Mercedes Way, Edgewood, New York 11717.

Nasdaq Global Select Market. Our common stock is listed for quotation on The Nasdaq Global Select Market under the symbol “PRVB.”

Preferred Stock

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and in any related free writing prospectus that we may authorize to be distributed to purchasers. The terms of any series of preferred stock may differ from the terms described below.

Our board of directors has the authority, without approval by our stockholders, to issue up to a total of 25,000,000 shares of preferred stock, all of which are undesignated, in one or more series.

General Terms. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board of directors can authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Provention Bio and might harm the market price of our common stock. Our board of directors will make the determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC. To the extent required, the description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

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●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Certain provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, encourage persons seeking to acquire control of us to first negotiate with our board of directors and the holders of our capital stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation and bylaws provide that stockholders may act by written consent. However, stockholders pursuing an action by written consent will be required to comply with certain notice and record date requirements that are set forth in our bylaws and the Delaware General Corporation Law. A special meeting of stockholders may be called by the chairperson of our board of directors, the chief executive officer, the president (in the absence of the chief executive officer) or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting. A special meeting of stockholders may also be called at the request of the holders of record of at least 20% of our outstanding shares of common stock. This provision may prevent stockholders from calling a special meeting because, unless certain significant stockholders were to join with them, they might not obtain the percentage necessary to request the meeting. Therefore, stockholders holding less than 20% of our outstanding shares of common stock, without the assistance of management, may be unable to propose a vote on any transaction, which may delay, defer or prevent a change of control.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In addition, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Super-Majority Voting

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of the capital stock entitled to vote thereon is required to amend, repeal or to adopt any provisions of our certificate of incorporation that are inconsistent with, among others, the provisions relating to the general powers of our board of directors, the number and election of directors, the filling of vacancies on our board of directors, the ability of our board of directors to adopt, amend or repeal our bylaws, the ability to call special stockholder meetings, director liability and director and officer indemnification.

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Board of Directors

Our certificate of incorporation authorizes our board of directors to, by a resolution of the majority of our board of directors, fix the number of directors from time to time and to appoint new directors to fill any vacancies. The limitations on the ability of our stockholders to remove directors, change the authorized number of directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Exclusive Forum

Our certificate of incorporation requires, unless we consent in writing to the selection of an alternative forum, that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery, which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is any person who, together with such person’s affiliates and associates (i) owns 15% or more of a corporation’s voting securities or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the corporation’s voting securities at any time within the three-year period immediately preceding a business combination of the corporation governed by Section 203. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

DESCRIPTION OF DEBT SECURITIES

The applicable prospectus supplement will describe the terms and features of any debt securities which we may issue, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description and any description of debt securities in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the indenture relating to such debt securities that we will file with the SEC in connection with a public offering of debt securities.

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We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

We urge you to read the applicable prospectus supplement, indenture and any free writing prospectus that we may authorize to be provided to you.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors or a committee designated by the board will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement relating to warrants offered under this prospectus.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock or preferred stock, debt securities and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

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SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We and any selling securityholders may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through a market maker or into an existing trading market on an exchange or otherwise;

●	at prices related to those prevailing market prices; or

●	at negotiated prices.

The applicable prospectus supplement will include the following information to the extent applicable:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

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We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Settlement

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for the applicable securities may be more than two scheduled business days after the trade date for the securities. Accordingly, in such a case, if a purchaser of securities wishes to trade securities on any date prior to the second business day before the original issue date for the securities, they will be required, by virtue of the fact that the securities initially are expected to settle more than two scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Ropes & Gray LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The balance sheets of Provention Bio, Inc. as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2019, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.proventionbio.com under the “Investors—SEC Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the SEC on April 8, 2020, as further amended by Amendment No. 2 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, as filed with the SEC on August 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as filed with the SEC on May 7, 2020, as amended by Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2020, as filed with the SEC on August 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, as filed with the SEC on August 6, 2020;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, as filed with the SEC on November 5, 2020;

●	our Current Reports on Form 8-K, as filed with the SEC on January 8, 2020, May 20, 2020, June 11, 2020, June 15, 2020, June 18, 2020, June 30, 2020, July 16, 2020, August 11, 2020 and October 30, 2020 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38552), as filed with the SEC on June 22, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities described in the applicable prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Provention Bio, Inc., 55 Broad Street, Red Bank, New Jersey 07701 or you may call us at (908) 336-0360.

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Up to $150,000,000

Common Stock

PROSPECTUS SUPPLEMENT

SVB Leerink	Cantor

February 26, 2021